                                   EXHIBIT 21

                         Subsidiaries of the Registrant

          Name                                         State of Incorporation
          ----                                         ----------------------

Aspen Laboratories, Inc.                                      Colorado

Consolidated Medical Equipment International, Inc.            New York

CONMED Andover Medical, Inc.                                  New York

Birtcher Medical Systems, Inc.                                California

Envision Medical Corporation                                  California

Linvatec Corporation                                          Florida

NDM, Inc.                                                     New York